Exhibit 99.1
Silvaco Reports Third Quarter 2026 Financial Results

Won major new tier-1 FTCO customer and 4 tier-1 customers for Jivaro Pro in Q3

Record revenue expected in Q4 driving 2026 revenue growth to 17% at midpoint of guided range. Similar revenue growth expected in 2027

SANTA CLARA, Calif. – November 4, 2026 -- Silvaco Group, Inc. (Nasdaq: SVCO) (“Silvaco” or the “Company”), a provider of TCAD, EDA software, and SIP solutions that enable innovative semiconductor design and digital twin modeling through AI software and innovation, today announced its third quarter 2026 results.

“I am pleased with Silvaco’s Q3 results and Q4 guidance,” said Walden Rhines, Silvaco’s Chief Executive Officer. “In Q3, bookings strength was driven by a significant new Tier-1 FTCO customer and 4 tier-1 customer wins for Jivaro Pro. We also engaged with two of the largest global technology companies with our Agentic AI offerings. Looking forward, we expect strong revenue growth, with 35% sequential growth expected in Q4, 17% growth year-over-year in 2026 and mid-to-high teens growth in 2027. This acceleration highlights an inflection in the business rooted in changes we have made over the last year – including streamlined operations, a focused roadmap and deepening relationships with our strategic customers.”

Chris Zegarelli, Silvaco’s Chief Financial Officer, added, “As the business accelerates, we are achieving meaningful financial milestones. Net cash used in operations improved significantly in Q3, we ended Q3 with the most unrestricted cash on the balance sheet since Q2’25 and we are guiding to record revenue in Q4. We expect our higher growth expectations to continue expanding our profitability and cash generation in 2027. Looking forward, we are excited to continue seeing the results of our strategic transformation.”

Third Quarter 2026 and Recent Business Highlights

•Won major new tier-1 FTCO customer, propelling TCAD to a record Q3 in bookings of $10.3 million, up 89% year-over-year
•Secured record bookings with our leading RC parasitic reduction solution, Jivaro Pro, in Q3’26 driven by 4 tier-1 wins across multiple end markets
•Sold our first internally developed MIPI controller with our industry-leading MIPI PHYs
•Delivered fully functional 2nm MIPI C-PHY/D-PHY combo solution
•Streamlined business around two focused product teams – AI Manufacturing, which includes TCAD multiphysics, FTCO and related technologies and AI Design, which includes Semiconductor IP and complementary EDA solutions
•Strengthened leadership team with the addition of David Dutton, our former CEO, to lead Sales

Third Quarter 2026 Financial Results

GAAP Financial Results:

•Revenue of $16.3 million, down 13% year-over-year.
◦TCAD revenue of $7.6 million, up 16% year-over-year.
◦EDA revenue of $4.6 million, down 56% year-over-year.

◦SIP revenue of $4.1 million, up 141% year-over-year.

•GAAP gross margin of 84%, up 613 basis points year-over-year.
•GAAP operating loss of $4.3 million, compared to $9.3 million operating loss in Q3 2025.
•GAAP net loss of $4.6 million, compared to $5.3 million net loss in Q3 2025.
•GAAP basic and diluted net loss per share of $0.14, compared to basic and diluted net loss per share of $0.18 in Q3 2025.
•As of quarter-end, cash and cash equivalents totaled $22.0 million.

Key Operating Indicators and Non-GAAP Financial Results:

•Gross bookings were $19.3 million, down 15% year-over-year.
•Non-GAAP gross margin of 85%, up 509 basis points year-over-year.
•Non-GAAP operating loss of $1.0 million, compared to $2.6 million operating loss in Q3 2025.
•Non-GAAP net loss of $1.3 million, compared to $2.1 million net loss in Q3 2025.
•Non-GAAP basic and diluted net loss per share of $0.04, compared to basic and diluted net loss per share of $0.07 in Q3 2025.

For a discussion of the non-GAAP metrics presented in this press release, as well as a reconciliation of non-GAAP metrics to the nearest comparable GAAP metric, see “Discussion of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Supplementary materials to this press release, including third quarter 2026 financial results, can be found at https://investors.silvaco.com/financial-information/quarterly-results.

Fourth Quarter Financial Outlook

As of November 4, 2026, Silvaco is providing guidance for its fourth quarter of 2026, which represents Silvaco’s current estimates of its operations and financial results. The financial information below represents forward-looking financial information and in some instances forward-looking, non-GAAP financial information and key operating indicators, including estimates of Bookings, non-GAAP gross margin and non-GAAP operating expenses. GAAP gross margin is the most comparable GAAP measure to non-GAAP gross margin and GAAP operating expenses are the most comparable GAAP measures to non-GAAP operating expenses. Non-GAAP gross margin differs from GAAP gross margin in that it excludes items such as stock-based compensation expense, acquisition related costs and restructuring, executive severance and other related costs. Non-GAAP operating expenses differ from GAAP operating expenses in that they exclude items such as acquisition related costs, stock-based compensation expense, amortization of acquired intangible assets, and restructuring, executive severance and other related costs. Silvaco is unable to provide guidance for GAAP gross margin or GAAP operating expenses, or a quantitative reconciliation of the corresponding forward-looking non-GAAP measures, because the amount and timing of these adjustments cannot be reasonably estimated at this time without unreasonable effort. These items could be material to Silvaco’s results computed in accordance with GAAP.

Based on current business trends and conditions, the Company expects for fourth quarter 2026 the following:

•Bookings of $21.0 million +/- 10%.
•Revenue of $22.0 million +/- 10%.
•Non-GAAP gross margin of around 88%.
•Non-GAAP operating expenses of $16.0 million +/- 5%.

Third Quarter 2026 Conference Call Details

A press release highlighting the Company's results along with supplemental financial results will be available at https://investors.silvaco.com/. An archived replay of the conference call will be available on this website for a limited time after the call. Participants who want to join the call and ask a question may register for the call here to receive the dial-in numbers and unique PIN.

Date: Wednesday, November 4, 2026
Time: 5:00 p.m. Eastern time
Webcast: Here (live and replay)

About Silvaco

Silvaco is a provider of AI-driven TCAD and EDA solutions, and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation. Silvaco’s solutions are used for semiconductor and photonics processes, devices, and systems development across display, power devices, automotive, memory, high-performance computing, foundries, photonics, internet of things, and 5G/6G mobile markets for complex SoC design. Silvaco is headquartered in Santa Clara, California, and has a global presence with offices located in North America, Europe, Brazil, China, Japan, Korea, Singapore, and Taiwan. Learn more at www.silvaco.com.

Safe Harbor Statement

This press release contains forward-looking statements based on Silvaco's current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silvaco are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silvaco and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.

These forward-looking statements include but are not limited to, statements regarding our future operating results, financial position, and guidance, our business strategy and plans, our objectives for future operations, our development or delivery of new or enhanced products, and anticipated results of those products for our customers, our competitive positioning, projected costs, technological capabilities, and plans, and macroeconomic trends.

A variety of risks and factors that are beyond our control could cause actual results to differ materially from those in the forward-looking statements including, without limitation, the following: (a) market conditions; (b) anticipated trends, challenges and growth in our business and the markets in which we operate; (c) our ability to appropriately respond to changing technologies on a timely and cost-effective basis; (d) the size and growth potential of the markets for our software solutions, and our ability to serve those markets; (e) our expectations regarding competition in our existing and new markets; (f) the level of demand in our customers’ end markets; (g) regulatory developments in the United States and foreign countries; (h) changes in trade policies, including the imposition of tariffs; (i) proposed new software solutions, services or developments; (j) our ability to attract and retain key management personnel; (k) our customer relationships and our ability to retain and expand our customer relationships; (l) our ability to diversify our customer base and develop relationships in new markets; (m) the strategies, prospects, plans, expectations, and objectives of management for future operations; (n) public health crises, pandemics, and epidemics and their effects on our business and our customers’ businesses; (o) the impact of the current conflicts between Ukraine and Russia, Israel and Hamas, and the United States and Israel on the one hand and Iran and other regional adversaries on the other, and the ongoing trade disputes among the United

States and China on our business, financial condition or prospects, including extreme volatility in the global capital markets making debt or equity financing more difficult to obtain, more costly or more dilutive, delays and disruptions of the global supply chains and the business activities of our suppliers, distributors, customers and other business partners; (p) changes in general economic or business conditions or economic or demographic trends in the United States and foreign countries including changes in tariffs, interest rates and inflation; (q) our ability to raise additional capital; (r) our ability to accurately forecast demand for our software solutions; (s) our ability to successfully retain key personnel, integrate and realize the benefits of acquisitions; (t) our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act and as a smaller reporting company under the Exchange Act; (u) our expectations regarding our ability to obtain, maintain, protect and enforce intellectual property protection for our technology; and (v) our status as a controlled company.

It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not rely on any of the forward-looking statements. Additional information relating to the uncertainty affecting Silvaco’s business is contained in Silvaco’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Silvaco’s website at http://investors.silvaco.com/. These forward-looking statements represent Silvaco’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Silvaco disclaims any obligation to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Discussion of Non-GAAP Financial Measures and Other Key Business Metrics

We use certain non-GAAP financial measures and key business metrics to supplement the performance measures in our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP basic and diluted net income (loss) per share. Key business metrics include bookings. We use these non-GAAP financial measures and key business metrics for financial and operational decision-making and as a means to assist us in evaluating period-to-period comparisons.

We define non-GAAP gross profit as our GAAP gross profit adjusted to exclude certain costs, including stock-based compensation expense, acquisition related costs, and restructuring, executive severance and other related costs. We define non-GAAP gross margin as the ratio of non-GAAP gross profit to revenue. We define non-GAAP operating income (loss), as our GAAP operating income (loss) adjusted to exclude certain costs, including acquisition related costs, stock-based compensation expense, amortization of acquired intangible assets, and restructuring, executive severance and other related costs. We define non-GAAP net income (loss) as our GAAP net income (loss) adjusted to exclude certain costs, including acquisition related costs, stock-based compensation expense, amortization of acquired intangible assets, restructuring, executive severance and other related costs, and the income tax effect on non-GAAP items. Our non-GAAP basic and diluted net income (loss) per share is calculated in the same way as our non-GAAP net income (loss), but on a per share basis. We monitor non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share as non-GAAP financial measures to supplement the financial information we present in accordance with GAAP to provide investors with additional information regarding our financial results.

Certain items are excluded from our non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss)

per share because these items are non-cash in nature or are not indicative of our core operating performance and render comparisons with prior periods and competitors less meaningful. We adjust GAAP gross profit, GAAP gross margin, GAAP operating income (loss), GAAP net income (loss), and GAAP basic and diluted net income (loss) per share for these items to arrive at non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP basic and diluted net income (loss) per share because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structure and the method by which the assets were acquired. By excluding certain items that may not be indicative of our recurring core operating results, we believe that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share provide meaningful supplemental information regarding our performance.

We believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze our financial performance and the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

We define a booking as a signed contract and related purchase commitment from a customer, based on the value set forth in a purchase order. We believe bookings are a useful metric to measure whether we are successful in our sales efforts with new and existing customers and provide an indication of trends in our operating results that are not necessarily reflected in our revenue. Reported bookings may be subject to adjustments and potential cancellations prior to the satisfaction of our customer obligations.

SILVACO GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands except share and par value amounts)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$22,014	$9,008
Restricted cash	—	8,250
Current marketable securities	—	1,018
Accounts receivable, net	8,457	9,710
Contract assets, net	14,455	13,362
Prepaid expenses and other current assets	5,125	4,728
Total current assets	50,051	46,076
Non-current assets:
Property and equipment, net	1,194	1,525
Operating lease right-of-use assets, net	1,600	3,114
Intangible assets, net	22,665	26,027
Goodwill	30,070	30,070
Non-current portion of contract assets	15,050	14,272
Other assets	1,254	1,558
Total non-current assets	71,833	76,566
Total assets	$121,884	$122,642
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,917	$3,483
Accrued expenses and other current liabilities	10,104	19,397
Accrued income taxes	1,049	2,486
Operating lease liabilities, current	912	1,121
Deferred revenue, current	7,586	10,751
Vendor financing obligation, current	2,339	1,165
Total current liabilities	23,907	38,403
Non-current liabilities:
Deferred revenue, non-current	4,122	5,157
Operating lease liabilities, non-current	661	1,961
Vendor financing obligation, non-current	1,041	2,038
Convertible note payable, non-current	10,108	—
Other non-current liabilities	124	94
Total liabilities	39,963	47,653
Stockholders' equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 34,073,072 and 30,948,403 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	3	3
Additional paid-in capital	167,171	146,136
Accumulated deficit	(83,341)	(69,218)
Accumulated other comprehensive loss	(1,912)	(1,932)
Total stockholders' equity	81,921	74,989
Total liabilities and stockholders' equity	$121,884	$122,642

SILVACO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share amounts)

	Three months Ended September 30,		Three months Ended September 30,
	2026	2025	2026	2025
Revenue:
Software license revenue	$10,859	$13,757	$34,289	$30,983
Maintenance and service	5,435	4,915	17,566	13,829
Total revenue	16,294	18,672	51,855	44,812
Cost of revenue	2,608	4,133	7,669	10,653
Gross profit	13,686	14,539	44,186	34,159
Operating expenses:
Research and development	7,191	8,739	25,161	19,446
Selling and marketing	4,042	4,266	12,730	13,699
General and administrative	6,744	10,876	20,242	27,062
Litigation settlement	—	—	—	13,069
Total operating expenses	17,977	23,881	58,133	73,276
Operating loss	(4,291)	(9,342)	(13,947)	(39,117)
Interest income	71	316	147	1,830
Interest and other income (expense), net	(420)	82	(914)	(652)
Loss before income tax benefit	(4,640)	(8,944)	(14,714)	(37,939)
Income tax benefit	(54)	(3,645)	(591)	(3,958)
Net loss	$(4,586)	$(5,299)	$(14,123)	$(33,981)
Net loss per share:
Basic and diluted	$(0.14)	$(0.18)	$(0.43)	$(1.16)
Weighted average shares used in computing per share amounts:
Basic and diluted	33,962,961	30,213,143	32,791,615	29,412,365

SILVACO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(14,123)	$(33,981)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,707	2,242
Stock-based compensation expense	8,042	7,469
Loss on fixed asset disposal	6	—
Provision for estimated credit losses	486	(148)
Accretion (amortization) of discounts (premiums) on marketable securities, net	18	(460)
Litigation settlement	—	13,069
Change in fair value of contingent consideration and derivative liability	223	69
Changes in operating assets and liabilities:
Accounts receivable	1,032	3,860
Contract assets	(1,620)	(344)
Prepaid expenses and other current assets	(604)	(908)
Other assets	319	201
Accounts payable	(1,565)	(630)
Accrued expenses and other current liabilities	(6,596)	(18,752)
Related party funding of litigation settlement	—	6,000
Accrued income taxes	(1,439)	(4,370)
Deferred revenue	(4,307)	2,127
Other non-current liabilities	(877)	126
Net cash used in operating activities	(17,298)	(24,430)
Cash flows from investing activities:
Sales of marketable securities	—	29,752
Maturities of marketable securities	1,000	34,900
Acquisition of businesses	—	(32,879)
Purchases of property and equipment	(21)	(580)
Net cash provided by investing activities	979	31,193
Cash flows from financing activities:
Proceeds from issuance of common stock	12,193	361
Payments of equity issuance costs	(606)	—
Proceeds from issuance of convertible note	10,000	—
Payment of payroll taxes related to shares withheld from employees	(307)	(1,294)
Payments of contingent consideration	(104)	(46)
Payments of vendor financing obligation	—	(1,259)
Net cash provided by (used in) financing activities	21,176	(2,238)
Effect of exchange rate fluctuations on cash and cash equivalents	(101)	189
Net increase in cash, cash equivalents and restricted cash	4,756	4,714
Cash, cash equivalents, and restricted cash, beginning of period	17,258	19,606
Cash, cash equivalents, and restricted cash, end of period	$22,014	$24,320

SILVACO GROUP, INC.
REVENUE
(Unaudited)
	2025					2026
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Revenue by Region:
Americas	20%	36%	55%	35%	38%	44%	49%	39%
APAC	66%	57%	40%	57%	54%	48%	44%	49%
EMEA	14%	7%	5%	8%	8%	8%	7%	12%
Total revenue	100%	100%	100%	100%	100%	100%	100%	100%

Revenue by Product Line:
TCAD	56%	56%	35%	48%	48%	54%	45%	46%
EDA	36%	29%	56%	24%	37%	23%	22%	28%
SIP	8%	15%	9%	28%	15%	23%	33%	26%
Total revenue	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Item Category:
Software license revenue	71%	60%	74%	65%	68%	65%	66%	67%
Maintenance and service	29%	40%	26%	35%	32%	35%	34%	33%
Total revenue	100%	100%	100%	100%	100%	100%	100%	100%

Revenue by Country:
United States	20%	30%	55%	34%	37%	44%	48%	39%
China	14%	28%	16%	22%	20%	15%	21%	17%
Other	66%	42%	29%	44%	43%	41%	31%	44%
Total revenue	100%	100%	100%	100%	100%	100%	100%	100%

SILVACO GROUP, INC.
GAAP to Non-GAAP Reconciliation
(Unaudited, in thousands except per share amounts)
	Three Months Ended		Nine Months Ended
	9/30/2026	9/30/2025	9/30/2026	9/30/2025

GAAP Gross profit	$13,686	$14,539	$44,186	$34,159
Add: Stock-based compensation expense	210	402	725	960
Add: Acquisition related costs	—	32	—	99
Add: Restructuring, executive severance and other related costs	—	—	63	—
Non-GAAP Gross profit	$13,896	$14,973	$44,974	$35,218
GAAP Gross Margin	84%	78%	85%	76%
Non-GAAP Gross Margin	85%	80%	87%	79%
GAAP Operating loss	$(4,291)	$(9,342)	$(13,947)	$(39,117)
Add: Stock-based compensation expense	2,151	2,686	6,910	7,016
Add: Acquisition related costs	—	1,567	268	17,805
Add: Restructuring, executive severance and other related costs	291	1,746	3,364	1,746
Add: Amortization of acquired intangible assets	856	730	2,576	1,216
Non-GAAP Operating loss	$(993)	$(2,613)	$(829)	$(11,334)
GAAP Net loss	$(4,586)	$(5,299)	$(14,123)	$(33,981)
Add: Stock-based compensation expense	2,151	2,686	6,910	7,016
Add: Acquisition related costs	17	1,606	493	17,902
Add: Restructuring, executive severance and other related costs	291	1,746	3,364	1,746
Add: Amortization of acquired intangible assets	856	730	2,576	1,216
Less: Income tax effect of non-GAAP adjustment	(31)	(3,592)	(781)	(4,170)
Non-GAAP Net loss	$(1,302)	$(2,123)	$(1,561)	$(10,271)
GAAP Net loss per share:
Basic and Diluted	$(0.14)	$(0.18)	$(0.43)	$(1.16)
Non-GAAP Net loss per share:
Basic and Diluted	$(0.04)	$(0.07)	$(0.05)	$(0.35)
Weighted average shares used in GAAP net loss per share:
Basic and Diluted	33,962,961	30,213,143	32,791,615	29,412,365
Weighted average shares used in non-GAAP net loss per share:
Basic and Diluted	33,962,961	30,213,143	32,791,615	29,412,365

Investor Contact:

investors@silvaco.com

Media Contact:

press@silvaco.com